UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2002

LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

12212 Technology Blvd., Austin, Texas 78727

(Address of principal executive offices) (Zip Code)

(512) 219-8020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
ASSET PURCHASE AGREEMENT
CONSULTANT AGREEMENT
MANAGEMENT SERVICES AGREEMENT
PRESS RELEASE

Item 5. Other Events.

     On September 9, 2002, Luminex Corporation (“Luminex”) announced the completion of the sale of its Rules-Based Medicine research and development project (“RBM”) to a newly-formed company headed by Dr. Mark B. Chandler, Luminex’s former Chairman, President and Chief Executive Officer. RBM uses the Luminex xMap technology to analyze a large number of proteins, metabolites and other substances in the blood of normal and diseased individuals. In connection with the sale of RBM, Luminex received both a preferred stock equity interest, containing a $4.4 million liquidation preference, and a 10% nondilutable (prior to an initial public offering) common stock interest in the newly formed company that will, independent of Luminex, capitalize and fund the development of RBM. In connection with this transaction, Luminex and RBM also entered into a Development and Supply Agreement pursuant to which RBM licensed Luminex’s proprietary xMap technology. For these rights, Luminex will receive royalties from the commercialization of RBM’s products based on Luminex’s xMap technology, as well as revenue from the sale of instruments and microspheres.

     The disposition of assets described above does not constitute a disposition of a significant amount of assets, which would require it to be reported under Item 2 of Form 8-K. Accordingly, the transaction is being disclosed under Item 5. Additionally, the foregoing description of the disposition of assets does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement filed herewith as Exhibit 2.1.

     In connection with Luminex’s sale of RBM, Dr. Mark B. Chandler resigned as Luminex’s Chairman, President and Chief Executive Officer. Dr. Chandler also resigned as a director of Luminex, effective immediately, in order to focus his efforts on the RBM business. Dr. Chandler will serve as a consultant to Luminex pursuant to a one-year consulting agreement, a copy of which is filed herewith as Exhibit 10.1. In connection with the resignation of Dr. Chandler, Thomas W. Erickson was elected Interim President and Chief Executive Officer to serve in such role until a permanent replacement for Dr. Chandler is identified. A copy of Mr. Erickson’s management services agreement is filed herewith as Exhibit 10.2. In addition, G. Walter Loewenbaum, Chairman of the Executive Committee of the Board of Directors, was elected Chairman of the Board of Directors.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

	2.1	Asset Purchase Agreement, effective as of September 5, 2002, by and among Rules-Based Medicine, Inc., Luminex Corporation and RBM Acquisition, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

	10.1	Consultant Agreement, effective as of September 5, 2002, by and between Mark B. Chandler, Ph.D. and Luminex Corporation.

	10.2	Management Services Agreement, effective as of August 12, 2002, by and between Luminex Corporation and Thomas W. Erickson.

	99.1	Press Release dated September 9, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2002	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie Harriss T. Currie Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, effective as of September 5, 2002, by and among Rules-Based Medicine, Inc., Luminex Corporation and RBM Acquisition, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

10.1	Consultant Agreement, effective as of September 5, 2002, by and between Mark B. Chandler, Ph.D. and Luminex Corporation.

10.2	Management Services Agreement, effective as of August 12, 2002, by and between Luminex Corporation and Thomas W. Erickson

99.1	Press Release dated September 9, 2002